UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2014

GTx, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On April 4, 2014, GTx, Inc. (the “Company”) issued a press release announcing that Mitchell S. Steiner, the vice chairman and chief executive officer and a co-founder of the Company, has resigned his employment as chief executive officer of the Company and has resigned as a member of the Board, effective April 3, 2014, in order to pursue other business interests.  Marc S. Hanover, a co-founder of the Company and the president and chief operating officer of the Company since the Company’s inception in September 1997, has been named interim chief executive officer by the Company’s Board of Directors (the “Board”) and was elected by the Board to fill Dr. Steiner’s remaining term as a Class II director until the annual meeting of stockholders in 2015.  The Company intends to file an additional Current Report on Form 8-K within the required time period to provide disclosure under Item 5.02.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release issued by GTx, Inc. dated April 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2014	GTx, Inc.

	By:	/s/ Henry P. Doggrell
	Name:	Henry P. Doggrell
	Title:	Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by GTx, Inc. dated April 4, 2014